UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 15, 2004, we and certain of our subsidiaries entered into an Agreement and Plan of Merger (the “Merger Agreement”) with certain subsidiaries of Liberty Media Corporation. Pursuant to the Merger Agreement, we will acquire all of Liberty Media’s direct and indirect interests in our subsidiary, Net2Phone, Inc., in exchange for 3,754,479 shares of our Class B common stock.

The parties to the Merger Agreement are IDT Corporation and IDT LMC-N2P Acquisition I, Inc., IDT LMC-N2P Acquisition II, Inc. and IDT LMC-N2P Acquisition III, Inc. (our wholly owned subsidiaries formed for the purpose of effecting the mergers contemplated by the Merger Agreement), and Liberty N2P Inc., Liberty N2P II, Inc. and Liberty N2P III, Inc. (subsidiaries of Liberty Media that hold direct and indirect interests in Net2Phone) and LMC Animal Planet, Inc. (the direct parent of the Liberty N2P entities).

Liberty Media’s direct and indirect interests in Net2Phone consist of 1,250,000 shares of common stock of Net2Phone and membership interests in NTOP Holdings, L.L.C., a consortium we created in October 2001 with Liberty Media and AT&T Corp. to hold 28,896,750 shares of Class A common stock of Net2Phone. AT&T sold its interests in NTOP Holdings to Liberty Media and us in October 2002. The shares of Class A common stock of Net2Phone held by NTOP Holdings represent approximately 37.9% of the economic interests in, and 55.0% of the aggregate voting power of the issued and outstanding capital stock of, Net2Phone.

Currently, we hold all of the A-1 membership interests in NTOP Holdings, which interests allow us to appoint the board of managers of NTOP Holdings. The board of managers votes the Net2Phone stock held by NTOP Holdings. Accordingly, we control Net2Phone through NTOP Holdings. Effective January 1, 2005, each member of NTOP Holdings has the right to unilaterally cause the dissolution of NTOP Holdings. Pursuant to the Merger Agreement, each member of NTOP Holdings has agreed not to exercise its right to cause the dissolution of NTOP Holdings until the earlier of the termination or consummation of the mergers.

When combined with our current direct holdings in Net2Phone consisting of 1,523,798 shares of common stock, upon consummation of the mergers contemplated by the Merger Agreement our effective economic interest in Net2Phone will increase to approximately 41.5% and we will hold approximately 57.6% of the aggregate voting power of Net2Phone.

Liberty Media, who has made various investments in IDT Corporation and its subsidiaries over the past years, will increase its equity ownership interest in IDT Corporation, which as of December 10, 2004 consisted of 13,483,089 shares of our Class B common stock, to 17,237,568 shares of our Class B common stock, representing 24.1% of the outstanding shares of our Class B common stock, 17.2% of our total outstanding capital stock and 3.1% of the aggregate voting power of our capital stock. The various transactions between Liberty Media and IDT Corporation are described in our filings with the SEC, including our proxy statement for the 2004 annual meeting of stockholders.

The mergers will qualify as tax-free reorganizations within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The mergers are subject to customary conditions to closing, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR Act), and the rules and regulations promulgated thereunder. We filed a Notification and Report Form concerning the mergers with the FTC on December 17, 2004.

The Merger Agreement, the mergers and other transactions contemplated thereby and the issuance of the 3,754,479 shares of our Class B common stock as consideration for the mergers were approved by our Board of Directors on December 15, 2004. On that date, Mr. Howard S. Jonas, the holder of the majority of the aggregate voting power of IDT Corporation, delivered a written consent of the majority stockholder of IDT Corporation also approving the Merger Agreement, the mergers and other transactions contemplated thereby and the issuance of the 3,754,479 shares of our Class B Common Stock as consideration for the mergers.

An information statement on Schedule 14C is being prepared for delivery to our stockholders. The mergers are expected to be consummated on the later of the date on which the waiting period under the HSR Act expires or is terminated, and twenty days after the definitive information statement is sent to our stockholders.

A copy of the Merger Agreement is attached hereto as Exhibit 10.1.

Item 9.01 EXHIBITS

Exhibit 10.1	Agreement and Plan of Merger, dated December 15, 2004, among LMC Animal Planet, Inc., Liberty N2P, Inc., Liberty N2P II, Inc. and Liberty N2P III, Inc. and IDT Corporation, IDT LMC-N2P Acquisition I, Inc. IDT LMC-N2P Acquisition II, Inc. and IDT LMC-N2P Acquisition III, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

Dated: December 20, 2004	By:	/S/ JAMES A. COURTER
James A. Courter
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Agreement and Plan of Merger, dated December 15, 2004, among LMC Animal Planet, Inc., Liberty N2P, Inc., Liberty N2P II, Inc. and Liberty N2P III, Inc. and IDT Corporation, IDT LMC-N2P Acquisition I, Inc. IDT LMC-N2P Acquisition II, Inc. and IDT LMC-N2P Acquisition III, Inc.

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